Exhibit 99.1

VIVUS, Inc.	Media Relations: GolinHarris
Timothy E. Morris	Ashley Buford
Chief Financial Officer	abuford@golinharris.com
morris@vivus.com	(212) 373-6045

Financial Media Relations:	Investor Relations: The Trout Group
Joele Frank, Wilkinson Brimmer Katcher	Brian Korb
Jennifer Beugelmans	bkorb@troutgroup.com
jbeugelmans@joelefrank.com	646-378-2923
(212) 895-8692

VIVUS ANNOUNCES FDA APPROVAL OF QSYMIA REMS MODIFICATION
ALLOWING ACCESS THROUGH CERTIFIED RETAIL PHARMACIES

Retail Availability Expected Within 90 Days

MOUNTAIN VIEW, Calif., April 16, 2013 — VIVUS, Inc. (NASDAQ: VVUS) today announced that the U.S. Food and Drug Administration (FDA) has approved its amendment and modification to the Risk Evaluation and Mitigation Strategy (REMS) for Qsymia® (phentermine and topiramate extended-release) capsules CIV. The amendment, submitted in October 2012, allows Qsymia to be dispensed through certified retail pharmacies, in addition to the existing network of certified mail-order pharmacies.

“With FDA approval of the REMS modification, today we begin the process of increasing the availability of Qsymia, simplifying prescribing and dispensing and resolving the challenges associated with the mail-order-only system,” said Peter Tam, president of VIVUS. “Our goal over the next three months is to ensure availability of Qsymia in thousands of certified retail pharmacies nationwide. The REMS modification is a key accomplishment in removing a major barrier that has hindered the initial acceptance of Qsymia into everyday medical practice.  We believe that retail access, along with ongoing improvements in reimbursement, will help to accelerate Qsymia awareness, trial and usage.”

“The addition of certified retail pharmacies to the Qsymia network will reduce the prescribing burden for physicians and the waiting times for patients seeking to initiate therapy for obesity,” stated Barbara Troupin, MD, vice president, scientific communication and risk management, VIVUS. “While the Qsymia certified mail-order pharmacies will remain, the addition of retail availability will improve the overall physician and patient experience.”

With this modification, the goals, commitments and components of the original Qsymia REMS will remain in place, including a Medication Guide, patient brochure, voluntary healthcare provider training and other educational tools. These will continue to be available as part of the modified Qsymia REMS program.  Availability at certified retail pharmacies is expected within 90 days.  Until further notice, healthcare providers and patients should continue to utilize the current certified mail-order network.

About Qsymia

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

Important Safety Information

Qsymia (phentermine and topiramate extended-release) capsules CIV is contraindicated in pregnancy; in patients with glaucoma; in hyperthyroidism; in patients receiving treatment or within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); or in patients with hypersensitivity to sympathomimetic amines, topiramate, or any of the inactive ingredients in Qsymia.

Qsymia can cause fetal harm. Females of reproductive potential should have a negative pregnancy test before treatment and monthly thereafter and use effective contraception consistently during Qsymia therapy. If a patient becomes pregnant while taking Qsymia, treatment should be discontinued immediately, and the patient should be informed of the potential hazard to the fetus.

The most commonly observed side effects in controlled clinical studies, 5% or greater and at least 1.5 times placebo, include paraesthesia, dizziness, dysgeusia, insomnia, constipation, and dry mouth.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to the implementation of the modified REMS program and our ability to certify and sell Qsymia through certified retail pharmacies in the anticipated time, or at all; and risks and uncertainties related to our ability to develop and deploy effective educational programs and direct-to-consumer advertising that along with increased access to Qsymia and ongoing improvements in reimbursement will result in the accelerated adoption of Qsymia. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

Important Additional Information

VIVUS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from VIVUS stockholders in connection with the matters to be considered at VIVUS’s 2013 Annual Meeting of Stockholders. VIVUS intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from VIVUS stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with VIVUS’s 2013 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of VIVUS’s directors and executive officers in VIVUS securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in VIVUS’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013, and in VIVUS’s definitive proxy statement on Schedule 14A in connection with VIVUS’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 25, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by VIVUS with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of VIVUS’s corporate website at www.vivus.com.